As filed with the Securities and Exchange Commission on June 3, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                             INSIGNIA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                  41-1656308
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                               5025 Cheshire Lane
                            Plymouth, Minnesota 55446
                                 (612) 392-6200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                               ------------------
                                 Scott F. Drill
                       President, Chief Executive Officer
                             Insignia Systems, Inc.
                               5025 Cheshire Lane
                            Plymouth, Minnesota 55446
                                 (612) 392-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:

       John Whisnant, Esq.                 Richard D. McNeil, Esq.
       Chief Financial Officer             Kristin L. Johnson, Esq.
       Insignia Systems, Inc.              Lindquist & Vennum P.L.L.P.
       5025 Cheshire Lane                  4200 IDS Center
       Plymouth, Minnesota 55446           80 South Eighth Street
       Telephone: (612) 392-6200           Minneapolis, Minnesota 55402
                                           Telephone: (612) 371-3211

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                Proposed      Proposed
                                                                 Maximum       Maximum
                                               Amount to be     Offering      Aggregate         Amount of
      Title of Each Class of                    Registered        Price     Offering Price    Registration
    Securities to be Registered                                 Per Unit                           Fee
----------------------------------------------------------------------------------------------------------
Common Stock, no par value.................       75,000        $1.375(1)    $103,125(1)           $29
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee based on the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on June 1, 1999 pursuant to Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT A SOLICITATION TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS


                              SUBJECT TO COMPLETION
                                  JUNE 3, 1999



                             INSIGNIA SYSTEMS, INC.

                                75,000 SHARES OF
                                  COMMON STOCK

         These shares of our common stock are being sold by the three selling shareholders listed on page 5, or their transferees, pledgees, donees or other successors in interest. We will not receive any part of the proceeds from the sale.

         Our common stock is listed on the Nasdaq SmallCap Market under the symbol "ISIG". The reported last sale price of the common stock on June 1, 1999, was $1.375 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                                  JUNE __, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................3

YEAR 2000 ISSUES...............................................................5

USE OF PROCEEDS................................................................5

SELLING SHAREHOLDERS...........................................................5

PLAN OF DISTRIBUTION...........................................................6

LEGAL MATTERS..................................................................6

EXPERTS  ......................................................................6

INDEMNIFICATION................................................................6

WHERE YOU CAN FIND INFORMATION.................................................7

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

ABOUT INSIGNIA SYSTEMS

         Insignia Systems markets software, services and supplies for production of point-of-purchase signs by retailers. Our Stylus software is used by retail stores to produce signs and posters by importing information from a computer database and then electronically transmitting it to store-level printers. We have recently developed and introduced a new service, called the Insignia POPS(TM) program, in which we enter into agreements with manufacturers of brand name consumer food products. These food manufacturers pay us to collect, organize and format promotional messages and product clip-art provided by the manufacturer. Insignia Systems combines this information with the store's logo, designs, color and pricing information and produces point-of-purchase signs, before forwarding the signs to the store. We pay the retailer a fee from the food manufacturer's payment to us. The POPS(TM) program increases product sales by the manufacturer and provides the retailer an additional revenue source.

         Insignia Systems was incorporated in 1990 under the laws of the State of Minnesota. Our principal executive offices are located at 5025 Cheshire Lane, Plymouth, Minnesota 55446 and our telephone number is (612) 392-6200.


THE OFFERING

         The selling shareholders are offering 75,000 shares of common stock. We issued these shares to the selling shareholders under the terms of a settlement agreement between Insignia Systems and Meta-4, Inc. on March 26, 1999. We are registering the resale of these shares to permit the selling shareholders to resell the shares in the public market.

Common stock offered by the selling shareholders....................      75,000
Common stock outstanding as of June 1, 1999.........................   8,651,496
Nasdaq SmallCap Market Symbol.......................................        ISIG

USE OF PROCEEDS

         Insignia Systems will not receive any proceeds from the sale of the common stock. See "Use of Proceeds."

RISK FACTORS

         This offering involves certain investment risks.  See "Risk Factors."

--------------------------------------------------------------------------------

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

WE HAVE INCURRED OPERATING LOSSES IN EACH OF THE PAST FOUR YEARS.

         Insignia Systems was incorporated in January 1990 and had an accumulated deficit of ($13,029,958) as of March 31, 1999. For 1995, 1996, 1997,
1998 and the first three months of 1999 we experienced net losses of ($1,451,402), ($999,226), ($3,379,512), ($3,415,579) and ($259,731),
respectively. We anticipate that we will continue to experience losses through the fourth quarter of 1999, and we can give no assurance that we will achieve profitability thereafter.

OUR LIQUIDITY IS DEPENDENT UPON OUR LINE OF CREDIT AND ALL OF OUR ASSETS SECURE OUR DEBT.

         In September 1998, we amended our credit agreement with our asset based lender to provide for a voluntary temporary suspension of our line of credit. We anticipate, however, reinstating the line of credit in June 1999. Any and all future indebtedness will be secured by a security interest in substantially all of our assets and will be payable on demand. The credit line was also amended to expire on approximately July 1, 2000. The lender has no obligation to make additional advances to us, and all advances made must be supported by a borrowing base of our accounts receivable and inventory. If the lender were to demand repayment in full of our indebtedness to it, we would need to seek replacement financing in order to avoid a substantial disruption of our business and depletion of all our cash. We can give no assurance that such replacement financing would be available, or that the terms on which it might be available would be reasonable to us.

OUR RESULTS WILL DEPEND ON THE SUCCESS OF OUR INSIGNIA POPS PROGRAM.

         In order to achieve and maintain profitability, our Insignia POPS service program, which we introduced in early 1998, needs to achieve national program status through a combination of use at approximately 3,500 retail locations with 5 signs per cycle. In order to obtain participating manufacturers and retailers at the rate we have anticipated, this service program must achieve increases in food product sales that are comparable to the results to date. In achieving these results, Insignia POPS will be competing for the marketing expenditures of branded product manufacturers who use various forms of point-of-purchase marketing methods, such as displays, coupons and in-store samples. We can give no assurance that our Insignia POPS service will achieve marketplace acceptance or profitability or that it will compete successfully with these traditional marketing methods.

WE DEPEND SIGNIFICANTLY ON OUR SIGN CARD REVENUE.

         We derive a significant portion of our revenue from the sale of the bar coded sign cards required by the Impulse and SIGNright machines which we formerly sold. If competitors are able to reproduce the barcode and successfully market sign cards bearing it or if a substantial number of existing customers discontinue using the sign card, our revenue could be materially adversely affected.


PRODUCTION OF OUR SIGN CARDS DEPENDS EXCLUSIVELY ON A SINGLE SOURCE.

         The thermal paper we use in our sign cards is purchased exclusively from one supplier. While we believes that an alternative supplier would be available if necessary, any disruption in the relationship with or deliveries by the current supplier could have a serious adverse effect on our results.

WE MAY NOT BE ABLE TO MAINTAIN OUR ELIGIBILITY FOR THE NASDAQ SMALLCAP MARKET

         In order for our common stock to continue to be traded on the Nasdaq SmallCap Market, we must maintain at least $2 million of "net tangible assets" (defined as the book value of total assets, minus intangible assets, minus all liabilities), have a bid price for our common stock of at least $1 per share, have a public float of 500,000 shares, and meet certain other criteria. We can give no assurance that we will be able to maintain continued eligibility for inclusion on the Nasdaq SmallCap Market, and loss of eligibility would impair the marketability of our common stock.

         THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS WHICH INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF RISK FACTORS, INCLUDING THOSE SET FORTH BELOW. WE HAVE TRIED, WHEREVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY USING WORDS SUCH AS "BELIEVE," "ANTICIPATE," "ESTIMATE," "EXPECT" AND SIMILAR EXPRESSIONS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                YEAR 2000 ISSUES

         The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Our computer equipment, software, devices and products with imbedded technology that are time-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a shut down in our manufacturing operations, a temporary inability to process transactions, send invoices or engage in similar normal business activities. A detailed description of our Year 2000 State of Readiness, Costs to address the Year 2000 issue, Risks of the Year 2000 issue and our Contingency Plans are contained in our Form 10-K for the fiscal year ended December 31, 1998.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered in this prospectus by the selling shareholders.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of Insignia common stock by the selling shareholders as of June 1, 1999:

                                     Common Stock      Number of
                                     Beneficially      Shares of       Owned After
                                    Owned Prior to   Common Stock     Offering(1)(2)
         Selling Shareholder           Offering       Offered(1)    Number    Percent
         -------------------           --------       ----------    ------    -------
Meta-4, Inc.                            50,000          50,000         0         *

Bruce A. Rasmussen & Assoc., Ltd.       14,375          14,375         0         *

Catherine J. Donohoo                    10,625          10,625         0         *

TOTAL SHARES OFFERED                                    75,000

---------------------------
* Less than 1%.
(1) Represents the maximum number of shares that may be sold by each selling shareholder pursuant to this Prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement of which this Prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of
         (i) any stock dividend, stock split, recapitalization or other transaction effected without the receipt of consideration which results in an increase in the Company's number of outstanding shares of common stock. In the event Rule 416 is not available, the Company is obligated to register such additional shares of common stock.

(2) Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling shareholders may sell all or part of their respective shares.

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer their shares at various times in one or more of the following transactions:

*        on the Nasdaq SmallCap Market, where our common stock is listed;

*        in the over-the-counter market;

* in transactions other than on such exchanges or in the over-the-counter market;

*        in connection with short sales of the shares;

*        by pledge to secure debts and other obligations;

* in connection with the writing of non-traded and call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

*        in a combination of any of the above transactions.

         The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

                                  LEGAL MATTERS

         Our outside general counsel, Lindquist & Vennum P.L.L.P. of Minneapolis, Minnesota, will issue an opinion about the legality of the shares for us and the selling shareholders.

                                     EXPERTS

         The financial statements and schedule of Insignia Systems, Inc. incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Minnesota law and our Articles of Incorporation eliminate or limit certain liabilities of our directors. Minnesota law and our Bylaws require us to indemnify our directors, officers and employees in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Insignia Systems pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                         WHERE YOU CAN FIND INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all the shares. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-________).

*        Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

*        Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
         1999;

* Proxy Statement dated April 12, 1999 for the 1999 Annual Meeting of shareholders on May 20, 1999;

* The description of our common stock contained in our Registration Statement on Form S-18 (No. 33-40765-C).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         John Whisnant
         Insignia Systems, Inc.
         5025 Cheshire Lane
         Plymouth, MN 55446
         (612) 392-6200

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         SEC registration fee ...............................   $      29
         Nasdaq listing fee..................................       1,000
         Accounting fees and expenses........................       1,500
         Legal fees and expenses.............................       5,000
         Printing expenses...................................           0
         Blue Sky fees and expenses..........................           0
         Transfer agent and registrar fees...................         500
         Miscellaneous.......................................         471
                                                                ---------

         Total ..............................................   $   8,500
                                                                =========

------------------
*Except for the SEC registration fee and Nasdaq listing fee, all of the foregoing expenses have been estimated.

ITEM 15: INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith;
(3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition,
Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Registrant's Bylaws provide for indemnification of officers, directors, employees, and agents to the fullest extent provided by Section 302A.521.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 16.   EXHIBITS

Exhibit No.      Description
-----------      -----------

5.1              Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Company
23.1             Consent of Ernst & Young, LLP, independent public accountants
23.2             Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
24               Powers of Attorney (included on signature page hereof)

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes, in accordance with Item 512 of Regulation S-K:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (e) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on the 1st day of June, 1999.

                                        INSIGNIA SYSTEMS, INC.

                                        By   /s/ Scott F. Drill
                                           --------------------------------
                                           Scott F. Drill, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of Insignia Systems, Inc. hereby constitute and appoint G.L. Hoffman our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for us and in our stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 1, 1999 in the capacities indicated.

       Signature                    Title
       ---------                    -----

/s/ G.L. Hoffman                    Chairman and Secretary
----------------------------
G.L. Hoffman

/s/ Scott F. Drill                  President, Chief Executive
----------------------------        Officer and Director (principal executive
Scott F. Drill                      officer)

/s/ John R. Whisnant                Vice President, Finance (principal financial
----------------------------        and accounting officer)
John R. Whisnant

/s/ Gary L. Vars                     Executive Vice President and Director
----------------------------
Gary L. Vars

/s/ Donald E. Schultz               Director
----------------------------
Donald E. Schultz

/s/ Erwin A. Kelen                  Director
----------------------------
Erwin A. Kelen

/s/ Gordon F. Stofer                Director
----------------------------
Gordon F. Stofer

/s/ Frank D. Trestman               Director
----------------------------
Frank D. Trestman